                                                                    EXHIBIT 10.6


                           ACCOUNT PURCHASE AGREEMENT

This Agreement dated as of November 2, 2001 between Wells Fargo Business Credit, Inc., ("WFBCI") and Pulsar Data Systems, Incorporated, a Delaware corporation ("Customer"). The Customer and WFBCI agree as follows:

1. PURPOSE OF AGREEMENT. The Customer desires to sell and assign to WFBCI acceptable accounts receivable. The purpose of this agreement is commercial in nature and not for household, family and/or personal use.

2.     DEFINITIONS.

       "ACCOUNT" means any right of payment of the net amount for goods sold, or leased and delivered or services rendered in the ordinary course of Customer's business which is not evidenced by an instrument or chattel paper.

       "ACCEPTABLE ACCOUNT" means an Account, in an amount not to be less than $100, which conforms to the warranties and terms set forth herein or at WFBCI's sole discretion, net of any credits or allowances of any nature, except the following shall not in any event be deemed Acceptable Accounts:

              (i) That portion of Accounts unpaid 90 days or more after the invoice date or, if WFBCI in its discretion has determined that a particular dated Account may be acceptable, that portion of such Account which is unpaid more than 30 days past the stated due date or more than 90 days past the invoice date;

              (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

              (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Customer to the Account Debtor;

              (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Acceptable Accounts that portion of Accounts owed by such units of government for which the Customer has provided evidence satisfactory to WFBCI that (A) WFBCI has a first priority perfected security interest and (B) such Accounts may be enforced by WFBCI directly against such unit of government under all applicable laws);

              (v) Accounts owed by an Account Debtor located outside the United States which are not (A) backed by a bank letter of credit naming WFBCI as beneficiary or assigned to WFBCI, in WFBCI's possession and acceptable to WFBCI in all respects, in its sole discretion, (B) covered by a foreign receivables insurance policy acceptable to WFBCI in its sole discretion;

              (vi) Accounts owed by an Account Debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

              (vii) Accounts owed by a shareholder, subsidiary, affiliate, officer or employee of the Customer;

              (viii) Accounts not subject to a duly perfected security interest in WFBCI's favor or which are subject to any lien, security interest or claim in favor of any Person other than WFBCI including without limitation any payment or performance bond;

              (ix) That portion of Accounts that has been restructured, extended, amended or modified;

              (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

              (xi) Accounts owed by an Account Debtor, regardless of whether otherwise acceptable, if 10% or more of the total amount due under Accounts from such Account Debtor is unacceptable under clauses above; and

              (xii) Accounts, or portions thereof, otherwise deemed unacceptable by WFBCI in its sole discretion.

       "ACCOUNT DEBTOR" means Customer's customer or the person or entity owing money to the Customer.

       "ACCOUNT DEBTOR DISPUTE" means a claim by Account Debtor against Customer, of any kind whatsoever, that reduces or may reduce the amount collectible from Account Debtor by WFBCI which arises at anytime, both before or after signing of this Agreement or the purchase of an Account.

       "COLLATERAL" means the intangible or tangible property given as security to WFBCI by Customer for any obligations and liabilities of Customer to WFBCI under this Agreement.

       "CUSTOMER" means the seller and assignor of the Accounts.

       "CREDIT PROBLEM" means, as established by the Customer, that an Account Debtor is unable to pay its debts because the Account Debtor is the subject of a bankruptcy, insolvency, or receivership proceeding within 75 days of the date of the invoice.

       "EVENT OF DEFAULT" shall mean the existence of a default pursuant to paragraph 7 hereunder, or a default under any documents given to WFBCI in connection with this Agreement.

       "INITIAL PAYMENT" shall mean the amount paid to the Customer at the time of purchase of the Account which is equal to the gross face amount of the Account less stated trade discounts offered by the Customer to the Account Debtor less 15 percent.

       "MINIMUM FEE" shall mean the minimum fee paid per month by the Customer as stated in paragraph 5(m) below.

       "WFBCI DISCOUNT" means the amount to be paid by the Customer according to the following schedule:

       (i)  Days             Rate
       (for payment
       of account)
       ----------
       1-30 1.25% of the gross face amount of each Account purchased by WFBCI.
       45+ .0625 of 1% additionally per day until the account is paid in full. Upon request from customer, WFBCI may in its sole discretion, Purchase Accounts or specific invoices that are less than $100.00.

       If any Event of Default exists, as defined below, this discount may increase in an amount to be determined by WFBCI at its sole discretion. WFBCI may, upon prior written notice to Customer, change the amount of any fee or charge at its sole discretion or if WFBCI's cost of funds increases for any reason. Such change shall be effective upon delivery of the notice.

        plus,

       (ii) Each Account purchased by WFBCI that is less than $500.00 shall be assessed an additional $3.00 charge.

       "NET PURCHASE PRICE" means the purchase price of each Account sold to WFBCI which shall be equal to the gross face amount of each Account less WFBCI's Discount and other charges and less any amount of any trade discounts, credits or allowances, or any other reductions or adjustments to such Accounts taken by the Account Debtor.

       "PART PAYMENT" means a payment/payments made by WFBCI to the Customer which is/are less than the full Net Purchase Price as more fully described in
Section 3 below.

       "REPURCHASE PRICE" for any Account means the Net Purchase Price less any amounts collected from the Account Debtor on the Account plus all fees, costs or expenses associated with the repurchase or collection of such Account.

3.     PURCHASE OF ACCOUNTS.

a. Pursuant to the terms herein, Customer hereby sells, transfers and assigns to WFBCI, its successors and assigns, as absolute owner, and WFBCI hereby purchases and accepts from the Customer all of the Customer's right, title and interest in and to:

        (i) the Customer's Acceptable Accounts receivables due from the Account Debtor together with all rights of action accrued or to accrue thereon, including, without limitation, full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in Customer's name or otherwise, as identified and accepted by WFBCI; and

        (ii) all right, title and interest of the Customer in and to the books and records evidencing or relating to the Acceptable Account, all deposits, or other security for the obligation of any person under or relating to the Acceptable Account, all goods relating to, or which by sale have resulted in, the Account, including goods returned by any Account Debtor, debtor or obligor in any way obligated on or in connection with the Acceptable Account including, without limitation, the Account Debtor, all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of action of an unpaid vendor or lienor; and

        (iii) proceeds of the foregoing in any form.

b. Approval: WFBCI shall not purchase an Account unless such Account is first submitted to WFBCI by Customer for approval. WFBCI is not obligated to buy any Account from Customer which WFBCI does not deem acceptable.

c. Purchase: Upon approval and acceptance by WFBCI of an Account for the assignment and sale of an Account to WFBCI, Customer shall be entitled to an Initial Payment.

d. Purchase Price: As consideration for the assignment and sale of an Account to WFBCI, WFBCI shall pay the to the Customer the Net Purchase Price on the terms and conditions as stated herein.

e. Payment of Purchase Price: If no Default exists hereunder, WFBCI shall pay the Net Purchase Price to the Customer at the Customer's request or at WFBCI's discretion as follows:

       (i) First, WFBCI shall pay to the Customer an Initial Payment upon assignment or sale of an Account to WFBCI, and receipt of all documents and forms described in paragraph 3(g) below and upon fulfillment of all terms precedent to such sale or assignment as more fully described below.

       (ii) After collection of an Account in full by WFBCI, WFBCI shall pay to the Customer the amount collected on the Account less: (a) the Initial Payment,
(b) Part Payment(s), and (c) any fees, expenses or charges owed to WFBCI as more fully described herein. This payment shall be made on the Wednesday of the week following the calendar week in which the full collection of Account is received by WFBCI.

f. Reporting and Statement of Account: On a weekly basis, or as otherwise determined by WFBCI in its sole discretion, WFBCI shall prepare, and have available for the Customer, an accounting of the purchases, collections, fees and charges related to this Agreement which have occurred during that week. Should such a statement of account indicate a deficit balance, the Customer shall immediately pay to WFBCI, the amount of such deficit plus accrued interest on such deficit balance. Interest shall accrue on any deficit balance at the annual rate of eighteen percent (18%), calculated on a daily basis, not to exceed the applicable legal limit, until such deficit is paid in full.

g. Required Forms: When Customer offers Accounts to WFBCI for sale, WFBCI shall receive (i) an assignment of Accounts, in a form satisfactory to WFBCI and signed by an authorized representative of Customer, (ii) an original invoice or such other document acceptable to WFBCI in its sole discretion, (iii) a copy of the Bill of Lading, (iv) proof of delivery, (v) contract, purchase order, or purchase order number which corresponds with such invoice(s), as appropriate to the business of Customer, (vi) notification of assignment and waiver of offset, in a form acceptable to WFBCI in its sole discretion and (vii) and any other document which WFBCI may require.

h. Labels: Customer shall imprint, label, or otherwise mark each original invoice or other such documentation accepted by WFBCI pursuant to paragraph 3(g)(ii) for each Account being sold to WFBCI which indicates that the Account has been sold to WFBCI with the following language:

                        This invoice has been assigned to
                               and is payable to:
                        WELLS FARGO BUSINESS CREDIT, INC.
                                   P.O. 11099
                           Denver, Colorado 80211-1099
                        For information call 303/433-9300

i. Notification: WFBCI may at any time, and at its sole discretion, notify any Account Debtor of the assignment of the Account and direct the Account Debtor to make payments directly to WFBCI.

4.     REPRESENTATIONS AND WARRANTIES.
       Customer hereby warrants and covenants as follows:

a. Customer is properly licensed, qualified and authorized to operate the business of Computer Supply Corporation, a Delaware corporation. Customer, and the persons executing this document, are duly authorized to execute and deliver this Agreement and all other documents required to be executed and delivered hereunder.

b. Customer is solvent, is not a Debtor under the United States Bankruptcy Code or under the direction of a receiver, and Customer has made and shall continue to make timely payment on deposit of any tax required to be deducted and withheld by Customer from the wages of any of its employees.

c. Customer is, at the time of purchase of an Account by WFBCI, the lawful owner of and has good and undisputed title to the Accounts purchased by WFBCI. The Accounts, at the time of purchase are free from any liens, mortgages, restrictions or encumbrances. The Account is an Acceptable Account as defined above.

d. Each Account Debtor's business is solvent to the best of Customer's information and knowledge.

e. Each Account offered for sale to WFBCI is an accurate and undisputed statement of indebtedness owed by Account Debtor to Customer for a certain sum which is due and payable in 30 days or less, or within such time as is agreed to in writing by WFBCI and Customer for a bona fide sale, delivery and acceptance of merchandise or performance of services which have been received and finally accepted by the Account Debtor. Customer has all rights to transfer or sell such Accounts to WFBCI.

f. Customer does not own, control or exercise dominion over, in any way whatsoever, the Account Debtor or the business of any Account Debtor for whom Accounts are to be sold by Customer to WFBCI.

g. All financial records, statements, books or other documents shown to WFBCI by Customer at anytime, either before or after the signing of this Agreement are true and accurate.

h. Customer will not under any circumstances or in any manner whatsoever, interfere with any of WFBCI's rights under this Agreement.

i. Customer will not sell or assign Accounts except to WFBCI for the period of this Agreement, and/or for as long as any obligation to repurchase or indebtedness whatsoever remains owing by Customer to WFBCI.

j. Customer has not transferred, pledged or granted a security interest in Customer's Accounts or other personal property to any other party which Customer has not fully disclosed in writing to WFBCI. Customer shall not, and shall not consent to the transfer, pledge or grant a security interest to, placement of any lien or encumbrance, by any other party on any personal property or accounts belonging to the Customer for the term of this Agreement and for as long as Customer may be required to repurchase an Account or is indebted to WFBCI hereunder without the written consent of WFBCI. Customer shall provide written notice to WFBCI within five business days of Customer obtaining any knowledge, from any source, of the assertion, filing, recording or perfection by any means, of any non-consensual lien, claim or encumbrance against the property of Customer.

k. Customer will not change or modify the terms of the original invoice or agreement with the Account Debtor or the order of payment on Accounts sold to WFBCI unless WFBCI first consents to such change or modification in writing.

l. Customer will maintain such insurance covering Customer's business and/or the property of the Account Debtors as is customary and adequate for businesses similar to the business of Customer in an amount as is sufficient to compensate for reasonably foreseeable loss, and promptly pay all premiums with respect to the policies covering such insurance. Further, at the request of WFBCI, the Customer shall have WFBCI named as loss payee for such insurance.

m. Customer will notify WFBCI in writing prior to any change in the location of Customer's place(s) of business, including the location of the Customer's inventory or, if Customer has or intends to acquire any additional place(s) of business, or prior to any change in Customer's chief executive office or the office or offices where Customer's books and records concerning Accounts are kept.

n. Customer will immediately notify WFBCI in writing of any proposed change of Customer's name, identity, legal entity, corporate structure, business dissolution, use of additional trade name(s), and/or any proposed change in any of the officers, principals, partners, and/or owners of Customer and will not effect any such change without WFBCI's written consent.

o. Customer will immediately notify WFBCI in writing of the commencement of any legal proceeding or service of any legal document affecting the Customer including, but not limited to, any judgments, liens, attachments, garnishments, complaints, or the filing of a voluntary or involuntary petition under the United States Bankruptcy Code.

p. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to the knowledge of Customer, threatened against or affecting Customer, which if adversely determined, would have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of Customer.

q. The execution and performance by Customer of the terms and provisions of this Agreement and the execution and delivery of any other documents required to be executed and delivered hereunder have been duly authorized by all requisite company action, and neither the execution and performance of this Agreement or any other documents required to be delivered hereunder, will violate any provision of law, any order of any court or other agency of government, the governing documents of any Customer, or any agreement or other instrument to which Customer is a party, or by which Customer is bound, or be in conflict with, result in breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Customer, pursuant to any such agreement or instrument, except as provided hereunder. Customer agrees that it will execute and perform all terms hereunder.

5.     PROMISES.
       Customer hereby promises as follows:

a. Security Interest/Collateral: As further inducement for WFBCI to enter into this Agreement, Customer gives to WFBCI, as collateral for the repayment of any and all obligations and liabilities whatsoever of Customer to WFBCI, a security interest, under the Uniform Commercial Code, in the following described property, as defined under the Uniform Commercial Code, hereinafter collectively called "Collateral": All presently existing or hereafter arising, now owned or hereafter acquired property including, but not limited to, accounts, general intangibles, investment property, insurance proceeds, and all books and records pertaining to accounts and all proceeds and products of the foregoing property, now and hereafter owned by Debtor, or in which Debtor now or hereafter may have any rights, wherever situated and whenever acquired. Customer shall execute all and deliver to WFBCI any and all documents and instruments as WFBCI may request from time to time, including, without limitation, UCC financing statements or amendments.

b. Credit Problems: If Customer asserts that nonpayment of an Account is due to a Credit Problem, then Customer shall provide documentation establishing that such non payment is due solely to a Credit Problem satisfactory to WFBCI, in its reasonable discretion, within ten days of receipt of written notice by WFBCI of the nonpayment. If WFBCI is not satisfied that nonpayment is solely due to a Credit Problem, then customer shall be obligated to repurchase the Account by paying the Repurchase Price within ten days of receipt of written demand by WFBCI.

c. Sole Property: Once WFBCI has purchased an Account, the payment from the Account Debtor as to that Account is the sole property of WFBCI.

d. Misdirected Payment: Customer shall hold in trust and safekeeping, as the property of WFBCI, and immediately turn over to WFBCI the original check or other form of payment received by Customer, whenever any payment on an Account purchased by WFBCI comes into Customer's possession. Should Customer come into possession of a check or other form of payment consisting of payments upon Accounts purchased by WFBCI and Accounts not purchased by WFBCI, Customer shall turn over said check or other form of payment to WFBCI. After receipt of good funds therefor, WFBCI shall apply the funds, first to those Accounts purchased by WFBCI and, second, to any amounts owed to WFBCI. If no Default exists hereunder, any remaining balance shall be paid to the Customer. Further, Customer shall hold in trust and safekeeping, as the property of WFBCI, and immediately turn over to WFBCI, any goods or inventory returned to, reclaimed or repossessed by the Customer which are covered by an Account purchased by WFBCI. Customer shall pay a misdirected payment fee in the amount of fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Customer and not delivered in kind to WFBCI on the next business day following the date of receipt by Customer.

e. Financial Records: Customer will furnish financial statements and information as requested, including, but not limited to, satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements to WFBCI, as requested from time to time, at least once per quarter, or once per month if Customer is in default.

f. Book Entry: Customer shall, immediately upon sale of Accounts to WFBCI, make proper entries on its books and records disclosing the absolute sale of said Accounts to WFBCI, including the proper inclusion of the language stated in paragraph 3(h) above, on said books and records and other documents as so directed by WFBCI.

g. Audit: The Customer hereby agrees to pay WFBCI, on demand, audit fees in connection with any audits or inspections conducted by WFBCI of any Collateral or the Customer's operations or business at the rates established from time to time by WFBCI as its audit fees, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

h. Power of Attorney: In order to carry out this Agreement and avoid unnecessary notification of Account Debtors, Customer irrevocably appoints WFBCI, or any person designated by WFBCI, as its special attorney in fact, or agent, with power to:

       i. strike out Customer's address on all Accounts mailed to Account Debtors and note WFBCI's address on all Accounts.

       ii. receive, open and dispose of all mail addressed to Customer, or to Customer's trade name sent to WFBCI's address.

       iii. endorse the name of Customer or Customer's trade name on any checks or other evidences of payment that may come into the possession of WFBCI on Accounts purchased by WFBCI or pursuant to default, and on any other documents relating to any of the Accounts or to Collateral.

       iv. in Customer's name, or otherwise, demand, sue for, collect, and give releases for any and all monies due to or become due on Accounts.

       v. compromise, prosecute, or defend any action, claim or proceeding as to said Accounts.

       vi. from time to time offer a trade discount to Customer's Account Debtor exclusive of Customer's normal business custom with said Account Debtor.

       vii. initiate electronic debit or credit entries through the ACH system to Customer's account or any other deposit account maintained by Customer wherever located.

       viii. do any and all things necessary and proper to carry out the purposes intended by this Agreement.

The authority granted to WFBCI under this provision shall remain in full force and effect until all assigned Accounts are paid in full and any indebtedness of Customer to WFBCI is discharged.

i. Double Payments: Should WFBCI receive a double payment on an Account or other payment which is not identified, WFBCI shall carry these sums as open items in its accounting and shall return any double payment to the payor or apply such unidentified payment pursuant to the terms hereunder upon proper identification and documentation.

j. Hold Harmless: Customer shall hold WFBCI harmless against any Account Debtor ill will arising from WFBCI's collecting or attempting to collect on any Accounts.

k. Taxes: Should any excise, sale, use or other tax be imposed by any federal, state or local authority requiring a deduction or withholding from the proceeds of sale of Accounts, or if the Account Debtor is authorized to withhold and deduct such tax or levy, then the Customer shall immediately pay WFBCI the amount of the tax or levy so withheld, and the Customer shall indemnify and hold WFBCI harmless from any loss or expense on account of such tax.

l. Costs and Expenses: Except as is prohibited by law, the Customer agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by WFBCI in connection with this Agreement and any other related document or agreement, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, due diligence, preparation, execution, amendment, administration, performance, collection and enforcement of the obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of any security interest granted hereunder, the collection of any Account or any obligation owed by Customer to WFBCI.

m. Minimum Fee: Customer shall pay a Minimum Fee per quarter in the amount of $63,000.00 which shall be due on the 15th day of the subsequent month after the quarter for 12 months from the date hereof and for 12 months from any extension agreement.

6.     FURTHER PROMISES. WFBCI and Customer hereby promise the following:

a. Customer will immediately notify WFBCI of any disputes between Account Debtor and Customer or the return of any product by Account Debtor to Customer.

b. Customer will repurchase any Account subject to an Account Debtor Dispute of any kind whatsoever or as required herein.

c. WFBCI may settle any dispute regarding an Account with an Account Debtor. Such settlement does not relieve Customer of final and full responsibility for such Accounts.

d. If Customer does not fully settle the dispute with immediacy, the Customer shall repurchase the disputed Account from WFBCI for the Repurchase Price. WFBCI need not tender any invoice or document, besides the statement described in 6(j) below, for such repurchase.

e. Customer shall not breach any warranties or promises in this Agreement with regard to the unpaid Account or Account Debtor from whom payment on the Account is due.

f. Customer shall not intentionally contribute to, or aggravate any Credit Problem of an Account Debtor.

g. Customer and Account Debtor shall not be involved in a dispute of any kind, regardless of validity during any time period covered by this Agreement.

h. Account Debtor shall not assert a claim or loss or offset of any kind against Customer or WFBCI during any time period covered by this Agreement.

i. If documents submitted by Customer to WFBCI for the purchase of an Account are mistaken, fraudulent, incorrect and/or erroneous, or if the Customer fails to submit any document required by WFBCI under this Agreement for the purchase of that Account, then said Account may be deemed an Account Debtor Dispute and the Customer shall repurchase said Account and pay the Repurchase Price as stated herein.

j. WFBCI shall identify in writing all repurchases and provide to Customer a written statement of the Accounts subject to repurchase. The Customer shall pay the Repurchase Price for such Accounts within 10 days of the date of the written statement.

k. Upon the occurrence of any Account Debtor Dispute, Customer shall immediately pay to WFBCI the Repurchase Price for any and all Accounts so disputed.

7. DEFAULTS. Any one or more of the following shall be an Event of Default hereunder:

a. Customer shall fail to pay any indebtedness to WFBCI when due or repurchase any Account when required hereunder.

b. Customer shall breach any term, provision, promise, warranty or representation under this Agreement, or under any other agreements, contracts, between Customer and WFBCI or obligation to WFBCI.

c. The appointment of any receiver or trustee of all or a substantial portion of the assets of Customer.

d. Customer shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors or shall voluntarily file a petition under the United States Bankruptcy Code or any similar law.

e. Any involuntary petition in bankruptcy shall be filed against Customer and shall not be dismissed within 60 days or an order for relief is entered against Customer under the United States Bankruptcy Code.

f. Any levies, attachment, executions, tax assessments or similar process shall be issued against the Collateral.

g. Any financial statements, profit and loss statements, or schedules, other statements or documents furnished by Customer to WFBCI are false or incorrect in any material respect.

8. REMEDIES. In the event of an occurrence of an Event of Default, WFBCI may do any one or more of the following:

a. Declare any indebtedness including outstanding purchased Accounts and the Minimum fee for the applicable year period immediately due and payable.

b. Notify any Account Debtor and take possession of Collateral and collect any Accounts without judicial process.

c. Require Customer to assemble the Collateral and the records pertaining to Accounts and make them available to WFBCI at a place designated by WFBCI.

d. Enter the premises of Customer and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral.

e. Grant extensions, compromise claims and settle Accounts for less than face value, all without prior notice to Customer.

f. Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Customer.

g. Hold Customer liable for any deficiency for any amounts due and owing to WFBCI.

h. Require the Customer to repurchase any and all Accounts as so requested by WFBCI and pay the Repurchase Price for those Accounts as provided herein.

i. Cease making reports or accountings to the Customer as otherwise required by this Agreement.

9. TERMINATION. This Agreement shall continue in full force and effect until the earlier of 12 months from the date of this Agreement, upon written agreement of both parties hereto or upon 60 days written notice by one of the parties hereto, or upon default by the Customer. This Agreement shall automatically continue for subsequent 12 months periods unless sixty days prior to the termination date, the Customer notifies WFBCI in writing that the Customer wishes to terminate this Agreement. On the date of termination, all obligations owing by the Customer to WFBCI shall become immediately due and payable in full without further notice or demand.

10. POST TERMINATION. After termination, Customer shall be liable to WFBCI for the full and prompt payment of the full amount of Accounts sold to WFBCI which are then outstanding and unpaid, disputed or undisputed, as well as any other indebtedness or obligations owed to WFBCI by Customer including the Minimum Fee through 12 months from the date of this agreement or extension thereof. (Except as provided in Section 5.m). WFBCI continues and shall continue to have a security interest in the Collateral of Customer until all amounts owed to WFBCI by Customer are paid in full or are satisfied.

11.    MISCELLANEOUS.

a. Binding on Future Parties: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.

b. Cumulative Rights: No failure or delay by WFBCI in exercising any right, power or remedy under the Agreement or documents given in connection with the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Agreement. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

c. Waiver: WFBCI may not waive its rights and remedies unless the waiver is in writing and signed by WFBCI. A waiver by WFBCI of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

d. Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

e. Invalid Provisions: Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

f. Entire Agreement: This instrument contains the entire Agreement between the parties. Except as otherwise provided herein, any addendum or modification hereto must be signed by both parties.

g. Effective: This Agreement becomes effective when it is accepted and executed by an authorized officer of WFBCI and shall be binding upon and inure to the benefit of the Customer and WFBCI and their respective successors and assigns, except that the Customer shall not have the right to assign its rights thereunder or any interest therein without WFBCI's prior written consent. This Agreement together with the documents given in connection herewith , comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

h. Information: Without limiting WFBCI's right to share information regarding the Customer and its affiliates with WFBCI's agents, accountants, lawyers and other advisors, Wells Fargo Corporation, and all direct and indirect subsidiaries of Wells Fargo Corporation and other persons WFBCI deems appropriate, WFBCI may exchange any and all information it may have in its possession regarding the Customer and its Affiliates, and the Customer waives any right of confidentiality it may have with respect to such exchange of such information.

i. Indemnification: Customer agrees to indemnify and hold WFBCI harmless from any and all liability, claims and damages, including attorneys' fees, costs of suit and interest which WFBCI may incur as a result of the failure of Customer to pay withholding taxes due and payable to any taxing authority.

j. Notices hereunder: All notices and communications hereunder shall be given or made to the parties at their respective addresses set forth below, or at such other address as the addressee may hereafter specify for the purpose of written notice to the other party hereto. Such notices and communications shall be effectively given by WFBCI when and if given in writing and delivered to the address set forth herein, delivered by facsimile or duly deposited in the mails with first-class postage prepaid.

k. Jurisdiction: The parties hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by WFBCI or the Customer in connection with this Agreement shall be venued in either the District Court of Denver County, or the United States District Court, District of Colorado, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


l. Waiver of Jury Trial: THE CUSTOMER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS AGREEMENT.

Executed and accepted this __ day of _______________ at _______________________.
                                       Month/Year              City/State

Pulsar Data Systems, Incorporated           WELLS FARGO BUSINESS CREDIT, INC.

17861 Cartwright Rd.

Orange, CA 92614                            By
                                               ---------------------------------
                                                            Signature

/s/ KRIS SHAH                                  /s/ MARVIN WINKLER
---------------------------------              ---------------------------------
        NAME AND TITLE                                    NAME AND TITLE

Marvin Winkler and Kris Shah
Sworn and subscribed before me this         Witnessed by:                      s
19th day of October, 2001.                                ---------------------
State of: California
County of: Orange                           ------------------------------------
                                                          Signature

/s/ NANCY R. McKENNA
---------------------------------           ------------------------------------
        NOTARY PUBLIC                                   NAME AND TITLE

[SEAL]